Exhibit 4.1

RESTATED CERTIFICATE OF INCORPORATION

OF

TETRA TECHNOLOGIES, INC.

TETRA Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.The name of the corporation is TETRA Technologies, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 6, 1981 under the name Tetra Resources, Inc., and the name of the Corporation was changed to TETRA Technologies, Inc. on December 16, 1987;

2.This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware;

3. This Restated Certificate of Incorporation only restates and integrates, and does not further amend, the provisions of the Corporation’s Restated Certificate of Incorporation dated as of April 5, 1990 (the “Former Restated Certificate of Incorporation”), as theretofore amended or supplemented, and there is no discrepancy between the provisions of the Former Restated Certificate of Incorporation, as theretofore amended and supplemented, and the provisions of this Restated Certificate of Incorporation;

4.This Restated Certificate shall be effective upon filing with the Secretary of State of the State of Delaware; and

5.That the text of the Former Restated Certificate of Incorporation, as theretofore amended or supplemented, is hereby restated to read in its entirety as follows:

FIRST: The name of the Corporation is TETRA Technologies, Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which operations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 155,000,000, consisting of 5,000,000 shares of Preferred Stock, of the par value of $.01 per share (hereinafter called “Preferred Stock”), and 150,000,000 shares of Common Stock, of the par value of $.01 per share (hereinafter called “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of any or all of the following:

(a)The designation of the series, which may be by distinguishing number, letter or title;

(b)The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

(c)Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of the series and the dates at which dividends, if any, shall be payable;

(d)The redemption rights and price or prices, if any, for shares of the series;

(e)The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(f)The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates of exchange, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion or exchange may be made;

(h)Restrictions on the issuance of shares of the same series or of any other class or series and the right, if any, to subscribe for or purchase any securities of the Corporation or any other corporation;

(i) The voting rights, if any, of the holders of such series; and

(j) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as determined from time to time by the Board of Directors and stated in the resolutions providing for the issuance of such preferred stock (a “Preferred Stock Designation”).

The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether

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or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

FIFTH: The Board of Directors is hereby authorized to create and issue rights (the “Rights”) entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

(a)The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;

(b)Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation;

(c)Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation’s securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to  the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;

(d)Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;

(e)Provisions that permit the Corporation to redeem the Rights; and

(f)The appointment of a Rights Agent with respect to the Rights;

and such other provisions relating to the Rights as may be determined by the Board of Directors.

SIXTH: Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

(a)any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders;

(b)special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors; and

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(c) the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the members of the Board of Directors.

SEVENTH: Section 1. Number, Election and Terms of Directors.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the Bylaws, but in no case shall the number be less than 3 nor more than 15.

Beginning with the Corporation’s annual meeting of stockholders to be held in 2007, the Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for terms lasting until the next annual meeting of stockholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors.

Section 2. Stockholder Nomination of Director Candidates.

Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

Section 3. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 4. Removal of Directors.

Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director in office prior to the election of Directors at the 2007 annual meeting of stockholders of the Corporation may be removed from office only for cause by the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class, at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director is among the purposes of the meeting. From and after the election of Directors at the 2007 annual meeting of stockholders of the Corporation and subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or

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upon liquidation to elect additional Directors under specified circumstances, Directors may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting.

For the purpose of this Article SEVENTH, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article SEVENTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

EIGHTH: Cumulative voting shall not be allowed in the election of directors.

NINTH: The Board of Directors shall have power to enact, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware and this Certificate of Incorporation, as it may deem best for the management of the Corporation.

TENTH: Directors of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except that the liability of such Directors shall not be eliminated or limited (i) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is subsequently amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ELEVENTH: The Corporation shall, to the full extent permitted by Section 145 of Title 8 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the

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stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

THIRTEENTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with Article FIFTH, SIXTH or THIRTEENTH.

FOURTEENTH: The Corporation reserves the right to amend or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Stuart M. Brightman, its President and Chief Executive Officer, and attested to by Kimberly M. O’Brien, its Corporate Secretary, this 28th day of November, 2016.

By: /s/ Stuart M. Brightman
Stuart M. Brightman

President and Chief Executive Officer

ATTEST:

/s/ Kimberly M. O’Brien

Kimberly M. O’Brien

Corporate Secretary

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